As filed with the Securities and Exchange Commission on November 14, 2001

                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                               CURATIVE HEALTH SERVICES, INC.
                   (Exact name of registrant as specified in its charter)
                  Minnesota                                41-1503914
(State or other jurisdiction of incorporation)         (I.R.S. Employer)
                                                       Identification No.)

  5051 Highway 7, Suite 100, St. Louis Park, Minnesota        55416
   (Address of principal executive offices)                  (Zip Code)

                         CURATIVE HEALTH SERVICES, INC.
                     2001 BROAD-BASED STOCK INCENTIVE PLAN;
    DAVID LAWSON NON-QUALIFIED STOCK OPTION AGREEMENT DATED OCTOBER 1, 2001; STEVEN MICHURSKI NON-QUALIFIED STOCK OPTION AGREEMENT DATED OCTOBER 8, 2001;
                                       and
     BETH OLIVER NON-QUALIFIED STOCK OPTION AGREEMENT DATED OCTOBER 22, 2001
                            (Full title of the plan)

           Gary D. Blackford                            Seth Truwit, Esq.
        Chief Executive Officer                        Dorsey & Whitney LLP
     Curative Health Services, Inc.      Copy to:        250 Park Avenue
       5051 Highway 7, Suite 100                     New York, New York 10177
    St. Louis Park, Minnesota 55416                       (212) 415-9200
 (Name, address and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed        Proposed
                                         maximum         maximum
                                         offering      aggregate       Amount of
 Title of securities   Amount to be     price per   offering price  registration
  to be registered      registered      share (1)          (1)             fee
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--------------------------------------------------------------------------------
Common Stock, $.01    1,000,000           $11.10       $11,100,000       $2,775
par value              shares(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock, $.01    210,000             $ 9.98(4)    $ 2,095,800       $  524
par value              shares(3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   Total                                                                 $3,299
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on
   (i) 513,300 shares of Common Stock underlying outstanding options at an average exercise price of $8.39 per share and (ii) 486,700 balance of the shares to be granted under the Broad-Based Stock Incentive Plan at an average aggregate offering of $13.95 per share as computed based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market System on November 12, 2001.
--------------------------------------------------------------------------------
(2) Consists of 1,000,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Broad-Based Stock Incentive Plan.
(3) Consists of 100,000 shares, 100,000 shares and 10,000 shares of Common Stock issuable upon the exercise of options granted under Non-Qualified Stock
   Option Agreements between the Company and David Lawson, Steven Michurski and Beth Oliver, respectively.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon 210,000 shares of Common Stock underlying options at an average exercise price of $9.98 per share.

                                     PART I.
                      INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*
            ------------------
Item 2.     Registrant Information and Employee Plan Annual Information.*
            -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II.
                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ----------------------------------------
            The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

o our Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

o our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2001, filed on May 15, 2001; June 30, 2001, filed on August 13, 2001; and September 30, 2001, filed on November 14, 2001;

o our Current Reports on Form 8-K, filed on April 13, 2001, as amended June 12, 2001;

o the description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

            All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item 4.     Description of Securities.
            --------------------------
            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------
            Not applicable.

Item 6.     Indemnification of Directors and Officers.
            ------------------------------------------
            Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if, with respect to the acts or omissions the subject of the proceeding, such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant was serving at the request of the Registrant or whose duties involved service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, of the Minnesota statutes, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances upon, among other things, receipt of a written undertaking by the person to repay all amounts so advanced if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Registrant. The Registrant's Bylaws limit the Registrant's indemnification obligations to directors and officers, except as may otherwise be required by law.

            A decision as to required indemnification is made, depending on certain circumstances, by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court. The Registrant's Fourth Restated Articles of Incorporation provide that a director is not liable to the Registrant or its shareholders for monetary damages resulting from a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for transactions from which the director derived an improper personal benefit; (iv) under the Minnesota statutory provision making directors personally liable, under a negligence standard, for unlawful payment of dividends or unlawful stock purchases or redemptions; or (v) for any act or omission occurring prior to the date of adoption of such indemnification provision.

            The Registrant maintains a directors' and officers' insurance policy (the "Policy") in the aggregate amount of $5,000,000 which insures the directors and officers of the Registrant against losses arising from certain claims for any Wrongful Act (as defined in the Policy) by the directors or officers in their respective capacities as such, or to the extent that the Registrant has indemnified such directors or officers, which insures the Registrant against such losses when and to the extent that the Registrant has indemnified such directors or officers for such losses under the Registrant's Articles of Incorporation or Bylaws, by contract or otherwise pursuant to applicable law. The Policy expires on August 1, 2002 unless renewed or earlier terminated. The Policy does not cover losses in connection with claims relating to the purchase, sale, offer or solicitation of an offer to purchase or sell any security or any violation of the Securities Act or the Exchange Act, and excludes certain other losses.

Item 7.     Exemption from Registration Claimed.
            ------------------------------------
            Not applicable.

Item 8.     Exhibits.
            ---------
            5.1   Opinion of Dorsey & Whitney LLP.

            23.1  Consent of Ernst & Young LLP.

            23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

            24    Power of Attorney.

Item 9.     Undertakings.
            ------------
(a)   The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on November 14, 2001.


                                    CURATIVE HEALTH SERVICES, INC.


                                    By /s/ GARY D.  BLACKFORD
                                       -----------------------------------------
                                           Gary D. Blackford
                                           Chief Executive Officer and Director


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Prior, and Thomas Axmacher, each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 1,000,000 shares of Common Stock of Curative Health Services, Inc. pursuant to the Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on November 14, 2001.

Signature                                     Title


/s/ GARY D. BLACKFORD           Chief Executive Officer and
----------------------------
Gary Blackford                  Director
                                (principal executive officer)

/s/ THOMAS AXMACHER             Chief Financial Officer
----------------------------    (principal financial and
Thomas Axmacher                  accounting officer)


/s/ JOHN C. PRIOR               Director
----------------------------
John C. Prior


/s/ JOSEPH FESHBACH             Director
----------------------------
Joseph Feshbach

/s/ DANIEL BERCE                Director
----------------------------
Daniel Berce
/s/ GERARD MOUFFLET             Director
----------------------------
Gerard Moufflet
/s/ LARRY ENGLISH               Director
----------------------------
Larry English
/s/ PAUL AUERBACH               Director
----------------------------
Paul Auerbach
/s/ TIMOTHY MAUDLIN             Director
----------------------------
Timothy Maudlin

                                  EXHIBIT INDEX


     5.1     Opinion of Dorsey & Whitney LLP.
     23.1    Consent of Ernst & Young LLP.
     23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).
     24.1 Power of Attorney (contained in the Signature Page to this registration statement).

                                                                     EXHIBIT 5.1


                         Opinion of Dorsey & Whitney LLP

                                November 14, 2001

Curative Health Services, Inc.
5051 Highway 7, Suite 100
St. Louis Park, Minnesota 55416

            Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Curative Health Services, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering (i) 1,000,000 authorized and unissued shares of common stock, $.01 par value per share ("Common Stock"), of the Company (the "Plan Shares"), issuable pursuant to the Company's 2001 Broad-Based Stock Incentive Plan (the "Plan"), and (ii) 100,000 shares, 100,000 shares and 10,000 shares of Common Stock (the "Agreement Shares") which are issuable pursuant to Non-Qualified Stock Option Agreements between the Company and David Lawson, Steven Michurski and Beth Oliver, respectively (collectively, the "Agreements").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

      In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

      Based on the foregoing, we are of the opinion that (i) the Plan Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and (ii) the Agreement Shares have been duly authorized and, upon issuance, delivery and payment therefore in accordance with the terms of the respective Agreements, will be validly issued, fully paid and non-assessable.

      Our opinions expressed above are limited to the laws of the State of Minnesota.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,
                            /s/ Dorsey & Whitney LLP

                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan; David Lawson Non-Qualified Stock Option Agreement dated October 1, 2001; Steven Michurski Non-Qualified Stock Option Agreement dated October 8, 2001; and Beth Oliver Non-Qualified Stock Option Agreement dated October 22, 2001 of our report dated March 20, 2001, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


Melville, New York
November 14, 2001